ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK

                                      ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK


                          EL PASO NATURAL GAS COMPANY

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



This certifies that                                              is the owner of




    FULLY-PAID AND NON-ASSESSABLE SHARES OF THE ADJUSTABLE RATE CUMULATIVE
                              PREFERRED STOCK OF


El Paso Natural Gas Company (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation of the Corporation and of any amendments thereto (copies of which are on file with the Transfer Agent), to all of which the holder by the acceptance hereof assents.
     This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date:



                 [El Paso Natural Gas Company Corporate Seal]


          SECRETARY                                      CHAIRMAN


       Countersigned and registered:  The First National Bank of Boston

                                         Transfer Agent and Registrar
                                         By:
                                            -------------------------
                                            Authorized Signatory
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         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
       REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE
          SECURITIES OR "BLUE SKY" LAWS AND MAY NOT BE TRANSFERRED OR
        OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT
              ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE



     A full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights will be furnished by the Corporation without charge to any stockholder who so requests upon application to the Transfer Agent named in the face hereof or to the office of the Secretary of the Corporation.


For value received _____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
_____________________________
|                           |
________________________________________________________________________________

________________________________________________________________________________
         (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL
                             ZIP CODE OF ASSIGNEE)

________________________________________________________________________________

__________________________________________________________________________Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________________________
Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.



          Dated:                         _______________________________________


     NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITH ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER